Exhibit 99.4

LPCN 1144 (Oral Testosterone Undecanoate) Resolves Non - Alcoholic Fatty Liver (NAFL) INTRODUCTION R ESULTS – SOAR ▪ Hypogonadism, defined by low circulating testosterone (T) levels, is increasingly being recognized in those with metabolic syndrome, the principal risk factor for nonalcoholic fatty liver disease (NAFLD). 1,2 • Overlapping co - morbidities ▪ Men with low testosterone are at high risk for NAFLD and NASH. 3,4 ▪ Patients with NASH show significantly lower free T than those with nonalcoholic fatty liver (NAFL). Levels of free T decreased significantly with the increased incidence of lobular inflammation, hepatocyte ballooning, NAFLD activity score, and fibrosis . 4,5 ▪ Unlike hepatotoxicity - prone methyltestosterone, LPCN 1144 (oral prodrug of bioidentical T) is lymphatically absorbed. ▪ The objectives of this investigation are to 1) determine the prevalence of NAFL in hypogonadal males and 2) evaluate the effect of oral LPCN 1144 on underlying NAFLD in hypogonadal males CONCLUSION ▪ Male Hypogonadism is associated with NAFLD. ▪ Administration of the T - analog LPCN 1144 resolved NAFLD in half the affected patients without any safety signals. ▪ These results warrant further assessment of LPCN 1144 for the treatment of NASH in males with low T levels.  Currently a Phase 2 study of biopsy - confirmed NASH subjects is ongoing: LiFT (www.lift - study.com) 1 Kelly et al., Lif Sci 2014 2 Dhindsa et al., Diab Care 2010 3 Kim et al., Gastroenterol 2012 4 Sarkar et al., Clin Gastroenterol Hepatol 2019 5 Sumida et al., Gastroenterol Hepatol 2015 6 Younossi et al., Hepatol 2016 Michael Charlton, MD; Arun J. Sanyal, MD; Kilyoung Kim, PhD; Jonathan Baker, PhD; Kongnara Papangkorn, PhD; Nachiappan Chidambaram, PhD; Mahesh V. Patel, PhD; Somaya Albhaisi, MD REFERENCES ▪ Liver Fat Study (LFS, a sub - study of NCT03868059): a 16 - week open - label, multi - center, single arm study with LPCN 1144 in hypogonadal subjects (N=36) to assess liver fat % using MRI - PDFF*. ▪ SOAR Trial (NCT02081300): a 52 - week, multi - center, open - label, active controlled (topical T) study of oral TU treatment in hypogonadal subjects (N=315) to assess changes of liver injury markers. ▪ This study was funded by Lipocine Inc. ▪ Contact info: Dr. Michael Charlton, mcharlton@medicine.bsd.uchicago.edu Lipocine Inc., admin@lipocine.com RESULTS – LFS M ETHODS SF - 36: Short Form - 36, PDQ: Psychosexual Daily Questionnaire; * Subjects with ALT > 40 U/L at BL (N=33) □ Meaningful Liver Fat % Reduction and Substantial Responder Rates* □ Substantial NAFL Resolution* and Liver Fat Reduction in NAFL Resolved Subjects □ Collateral Health Benefits Observed with LPCN 1144 Therapy* □ Meaningful Normalization of Liver Injury Markers * MRI - PDFF: Magnetic Resonance Imaging - Proton Density Fat Fraction □ Observed Higher NAFL Prevalence in Hypogonadal Males and Baseline Liver Fat % Distribution * Responder rate for relative change is % of patients with at least 30% for relative change from baseline. * Resolution of NAFL is defined as when BL liver fat ≥ 5% is reduced to < 5% at EOS. □ Well Tolerated Safety with LPCN 1144 Chronic Use Note: ALT, AST, ALP, and GGT normal range upper limit is 40 U/L, 43 U/L, 115 U/L, and 49 U/L, respectively * FAS: Full Analysis Set, LF: Liver Fat, BL: Baseline † NAFL identified by MRI - PDFF ≥ 5% in LPCN 1144 Liver Fat Study: N = 21/32 ‡ Prevalence of NAFL diagnosed by imaging hepatosteatosis ≥ 5% liver fat in general population 6 R ESULTS – SOAR ▪ Good Gastrointestinal Tolerability ▪ No LDL - C Increase * LDL - C upper normal limit is 160 mg/dL. □ Longitudinal Improvement in NAFL Resolution with LPCN 1144 About 50% of NAFL Subjects Experienced Resolution at Week 16 Exhibit 99.4